UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 18, 2013

AMERICAN CAMPUS COMMUNITIES, INC.

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
Maryland	333-181102-01	56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Boulevard, Suite T-200
Austin, TX 78738
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (512) 732-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 18, 2013, American Campus Communities, Inc., as Parent Guarantor (the "Company"), and American Campus Communities Operating Partnership LP, the Company's operating partnership, as Borrower (the "Operating Partnership") entered into a Fourth Amended and Restated Credit Agreement (the "Agreement") with the banks, financial institutions and other institutional lenders listed on the signature pages thereof as the lenders (the "Lenders"), KeyBank National Association for itself as a Lender, as administrative agent and as the initial issuing bank and as the swing line bank, JPMorgan Chase Bank, N.A., as syndication agent, and J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc. as joint lead arrangers.  Pursuant to the Agreement, the Operating Partnership has a $500 million senior unsecured revolving line of credit (the "Revolver"), a $350 million senior unsecured term loan (the "Term Loan Facility I") and a $250 million senior unsecured term loan (the "Term Loan Facility II").  The $1.1 billion aggregate Revolver, Term Loan Facility I and Term Loan Facility II may be expanded by an additional $500 million upon the satisfaction of certain conditions.  The Revolver matures on March 1, 2018, which may be extended at the Operating Partnership's option for one 12-month period subject to the satisfaction of certain conditions.  The Term Loan Facility I matures on January 10, 2017, which may be extended at the Operating Partnership's option for two 12-month periods subject to the satisfaction of certain conditions.  The Term Loan Facility II matures on March 1, 2019.

The Agreement increases the size of the Operating Partnership's prior $800 million facility, which was comprised of a $450 million senior unsecured revolving facility and $350 million senior unsecured term loan, and extends the maturity date of each.

Each loan bears interest at a variable rate, at the Company's option, based upon a base rate or one-, two-, three- or six-month LIBOR, plus, in each case, a spread based upon the Operating Partnership's credit ratings, which spreads are more favorable than those contained in the prior facility.

The Company has agreed to guarantee the Operating Partnership's obligations under Agreement, and to the extent other unsecured creditors receive guaranties from certain subsidiaries of the Operating Partnership in the future, such subsidiaries are obligated to provide like kind guaranties to the Lenders.

The amended and restated facility is available to, among other things, fund future property development, acquisitions, and other working capital needs, and general corporate purposes.  The Operating Partnership intends to use the proceeds from the Term Loan Facility II to repay outstanding amounts on the Revolver.

The description herein of the Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Agreement filed as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2013	AMERICAN CAMPUS COMMUNITIES, INC.

	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

	By:	American Campus Communities Holdings LLC, its general partner

		By:	American Campus Communities, Inc., its sole member

			By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number	Title

99.1
Form of Fourth Amended and Restated Credit Agreement dated as of December 18, 2013 among American Campus Communities Operating Partnership LP, as Borrower; American Campus Communities, Inc., as Parent Guarantor; any Additional Guarantors (as defined therein) acceding thereto pursuant to Section 7.05 thereof; the banks, financial institutions and other institutional lenders listed on the signature pages thereof as the Initial Lenders; KeyBank National Association, as the initial issuer of Letters of Credit; the Swing Line Bank (as defined therein), KeyBank National Association, as Administrative Agent; JPMorgan Chase Bank, N.A., as Syndication Agent; and KeyBanc Capital Markets Inc. and J.P. Morgan Securities LLC, as Joint Lead Arrangers